                                                                     Exhibit 4.5
================================================================================


                              GUARANTEE AGREEMENT

                                 BY AND BETWEEN


                              DIME BANCORP, INC.,
                                  as Guarantor


                                      and


                           THE CHASE MANHATTAN BANK,
                              as Guarantee Trustee


                                  RELATING TO

                              DIME CAPITAL TRUST I

                                ---------------

                            Dated as of May 6, 1997

                                ---------------

================================================================================

                             CROSS-REFERENCE TABLE*

    Section of
Trust Indenture Act                                   Section of
of 1939, as amended                              Guarantee Agreement
-------------------                              -------------------
310(a).........................................  4.1(a)
310(b).........................................  4.1(c), 2.8
310(c).........................................  Inapplicable
311(a).........................................  2.2(b)
311(b).........................................  2.2(b)
311(c).........................................  Inapplicable
312(a).........................................  2.2(a)
312(b).........................................  2.2(b)
313   .........................................  2.3
314(a).........................................  2.4
314(b).........................................  Inapplicable
314(c).........................................  2.5
314(d).........................................  Inapplicable
314(e).........................................  1.1, 2.5, 3.2
314(f).........................................  2.1, 3.2
315(a).........................................  3.1(d)
315(b).........................................  2.7
315(c).........................................  3.1
315(d).........................................  3.1(d)
316(a).........................................  1.1, 2.6, 5.4
316(b).........................................  5.3
316(c).........................................  8.2
317(a).........................................  Inapplicable
317(b).........................................  Inapplicable
318(a).........................................  2.1
318(b).........................................  2.1
318(c).........................................  2.1

----------------
* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                               TABLE OF CONTENTS
                                                                 Page

                                   ARTICLE I
                                  Definitions

Section 1.1.    Definitions.....................................  1

                                  ARTICLE II
                              Trust Indenture Act

Section 2.1.    Trust Indenture Act; Application................  4
Section 2.2.    List of Holders.................................  5
Section 2.3.    Reports by the Guarantee Trustee................  5
Section 2.4.    Periodic Reports to the Guarantee Trustee.......  5
Section 2.5.    Evidence of Compliance with Conditions Precedent  5
Section 2.6.    Events of Default; Waiver.......................  6
Section 2.7.    Event of Default; Notice........................  6
Section 2.8.    Conflicting Interests...........................  6

                                 ARTICLE III

              Powers, Duties and Rights of the Guarantee Trustee

Section 3.1.    Powers and Duties of the Guarantee Trustee......  6
Section 3.2.    Certain Rights of Guarantee Trustee.............  8
Section 3.3.    Compensation; Indemnity; Fees................... 10

                                  ARTICLE IV
                               Guarantee Trustee

Section 4.1.    Guarantee Trustee; Eligibility.................. 10
Section 4.2.    Appointment, Removal and Resignation of
                the Guarantee Trustee........................... 11

                                   ARTICLE V
                                   Guarantee

Section 5.1.    Guarantee....................................... 12
Section 5.2.    Waiver of Notice and Demand..................... 12
Section 5.3.    Obligations Not Affected........................ 12
Section 5.4.    Rights of Holders............................... 13
Section 5.5.    Guarantee of Payment............................ 13



Section 5.6.    Subrogation..................................... 13
Section 5.7.    Independent Obligations......................... 14

                                  ARTICLE VI
                          Covenants and Subordination

Section 6.1.    Subordination................................... 14
Section 6.2.    Pari Passu Guarantees........................... 14

                                  ARTICLE VII
                                  Termination

Section 7.1.    Termination..................................... 15

                                 ARTICLE VIII
                                 Miscellaneous

Section 8.1.    Successors and Assigns.........................  15
Section 8.2.    Amendments.....................................  15
Section 8.3.    Notices........................................  15
Section 8.4.    Benefit........................................  16
Section 8.5.    Not Responsible for Recitals or Issuance of
                  Guarantee....................................  17
Section 8.6.    Governing Law..................................  17
Section 8.7.    Counterparts...................................  17


   GUARANTEE AGREEMENT, dated as of May 6, 1997, between DIME BANCORP, INC., a Delaware corporation (the "Guarantor"), having its principal office at 589 Fifth Avenue, New York, New York 10017, and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of DIME CAPITAL TRUST I, a Delaware statutory business trust (the "Issuer Trust").

                           Recitals of the Guarantor

   Whereas, pursuant to an Amended and Restated Trust Agreement, dated as of May 6, 1997 (the "Trust Agreement"), among Dime Bancorp, Inc., as Depositor, the Property Trustee, the Delaware Trustee, the Administrative Trustees named therein and the holders from time to time of capital securities or common securities of the Issuer Trust, the Issuer Trust is issuing $200,000,000 aggregate Liquidation Amount (as defined in the Trust Agreement) of its 9.33% Capital Securities, Series A (Liquidation Amount $1,000 per Capital Security) (the "Capital Securities"), representing preferred undivided beneficial interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement; and

   Whereas, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor, which Debentures will be deposited as trust assets with The Chase Manhattan Bank, as Property Trustee under the Trust Agreement; and

   Whereas, as an incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

   Now, Therefore, in consideration of the purchase of Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time.


                                   ARTICLE I

                                  Definitions

   Section 1.1. Definitions.

      For all purposes of this Guarantee Agreement, except as otherwise expressly provided or unless the context otherwise requires:

     (a) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

     (b) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

     (d) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles;

      (f) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Guarantee Agreement; and

   The words "hereby," "herein," "hereof" and "hereunder" and other words of similar import refer to this Guarantee Agreement as a whole and not to any particular Article, Section or other subdivision.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "Board of Directors" means the board of directors of the Guarantor or the Strategic Planning Committee of the board of directors of the Guarantor (or any other committee of the board of directors of the Guarantor performing similar functions) or a committee designated by the board of directors of the Guarantor (or such committee), comprised of two or more members of the board of directors of the Guarantor or officers of the Guarantor, or both.

   "Capital Securities" has the meaning specified in the recitals to this Guarantee Agreement.

   "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

   "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

   "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

   "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time; (ii) the Redemption Price (as defined in the Trust Agreement) with respect to any Capital Securities called for redemption by the Issuer Trust, to the extent the Issuer Trust shall have funds on hand available therefor at such time; and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless Debentures are distributed to the Holders as provided in the Trust Agreement, the lesser of
(a) the Liquidation Distribution (as defined in the Trust Agreement) with respect to the Capital Securities, to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust.

   "Guarantee Trustee" means The Chase Manhattan Bank, solely in its capacity as Guarantee Trustee and not in its individual capacity, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

   "Guarantor" has the meaning specified in the preamble to this Guarantee Agreement.

   "Holder" means any Holder (as defined in the Trust Agreement) of any Capital Securities; provided, however, that in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, or any Affiliate of the Guarantor.

   "Indenture" means the Junior Subordinated Indenture, dated as of May 6, 1997, between Dime Bancorp, Inc. and The Chase Manhattan Bank, as trustee, as the same may be modified, amended or supplemented from time to time.

   "Issuer Trust" has the meaning specified in the preamble to this Guarantee Agreement.

   "List of Holders" has the meaning specified in Section 2.2(a).

   "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount (as defined in the Trust Agreement) of all Capital Securities then Outstanding (as defined in the Trust Agreement).

   "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President or any Executive Vice President of the Guarantor, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Cetificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

   (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

   (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

   (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

   (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

   "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, company, limited liability company, trust, business trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

   "Responsible Officer" means, with respect to the Guarantee Trustee, any officer of the Guarantee Trustee with direct responsibility for the administration of this Guarantee Agreement and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

   "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1 and appointed pursuant to Section 4.2(b).

   "Trust Agreement" means the Amended and Restated Trust Agreement of the Issuer Trust referred to in the recitals to this Guarantee Agreement, as modified, amended or supplemented from time to time.

   "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Guarantee Agreement was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

   "Vice President," when used with respect to the Guarantor, means any duly appointed Executive Vice President.


                                  ARTICLE II

                              Trust Indenture Act

   Section 2.1. Trust Indenture Act; Application.

      (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

      (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c) thereof, such imposed duties shall control. If any provision of this

Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or to be excluded, as the case may be.

   Section 2.2. List of Holders.

      (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, on or before June 30 and December 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders (a "List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information has not otherwise been received by the Guarantee Trustee in its capacity as such; provided, however, that no such list need be furnished to the Guarantee Trustee at any time that the Property Trustee is serving as Securities Registrar. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

      (b) The Guarantee Trustee shall comply with the requirements of Section 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

   Section 2.3. Reports by the Guarantee Trustee.

   Within 60 days after May 15 of each year, commencing May 15, 1998, the Guarantee Trustee shall provide to the Holders such reports as are required by
Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act. The Guarantor will notify the Guarantee Trustee if and when any Capital Securities are listed on any stock exchange.

   Section 2.4. Periodic Reports to the Guarantee Trustee.

   The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as are required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act, provided that such compliance certificate shall be delivered on or before 120 days after the end of the fiscal year of the Guarantor.

   Section 2.5. Evidence of Compliance with Conditions Precedent.

   The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer of the Guarantor pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

   Section 2.6. Events of Default; Waiver.

   An Event of Default will occur upon (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

   The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders of all the Capital Securities, waive any past default or Event of Default and its consequences. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

   Section 2.7. Event of Default; Notice.

      (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notice of any such Event of Default known to the Guarantee Trustee, unless such Event of Default has been cured before the giving of such notice, provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice (except in the case of a default in the payment of a Guarantee Payment), or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained actual knowledge, of such Event of Default.

   Section 2.8. Conflicting Interests.

   The Trust Agreement and the Indenture shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                    ARTICLE III

               Powers, Duties and Rights of the Guarantee Trustee

   Section 3.1. Powers and Duties of the Guarantee Trustee.

     (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee hereunder. The right, title and interest of the Guarantee

Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

      (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. The Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

              (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee, except as provided by law; and

              (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement.

          (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made.

          (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement.

          (iv) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

   Section 3.2. Certain Rights of Guarantee Trustee.

      (a) Subject to the provisions of Section 3.1:

          (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

          (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

          (iv) The Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or reregistration thereof).

          (v) Any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders, and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action. No third party shall be required to inquire as to the authority of the Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

          (vi) The Guarantee Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

          (vii) The Guarantee Trustee may consult with legal counsel of its selection, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (viii) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that nothing contained in this Section 3.2(a)(viii) shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

          (ix) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (x) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care hereunder.

          (xi) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

      (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

   Section 3.3. Compensation; Indemnity; Fees.

   The Guarantor agrees:

   (a) to pay to the Guarantee Trustee from time to time such reasonable compensation for all services rendered by it hereunder or as otherwise may be agreed in writing by the Guarantor and the Guarantee Trustee from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

   (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with any provision of this Guarantee Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

   (c) to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

   The Guarantee Trustee shall be fully protected in relying in good faith upon the records of the Issuer Trust or the Guarantor and upon such information, opinions, reports or statements presented to the Issuer Trust or the Guarantor by any Person as to matters the Guarantee Trustee reasonably believes are within such other Person's professional or expert competence and who, if selected by such Guarantee Trustee, has been selected with reasonable care by such Guarantee Trustee, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Holders might properly be paid.

  The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The provisions of this Section 3.3 shall survive the resignation or removal of the Guarantee Trustee pursuant to this Guarantee Agreement and the termination of this Guarantee Agreement.


                                  ARTICLE IV

                               Guarantee Trustee

   Section 4.1. Guarantee Trustee; Eligibility.

   (a) There shall at all times be a Guarantee Trustee which shall:

       (i) not be an Affiliate of the Guarantor; and

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

        (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then, for the purposes of this Section 4.1 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

   (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

   (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

   Section 4.2. Appointment, Removal and Resignation of the Guarantee Trustee.

   (a) Subject to Section 4.2(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

    (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

    (c) The Guarantee Trustee appointed hereunder shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

    (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

    (e) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.

                                   ARTICLE V

                                   Guarantee

   Section 5.1. Guarantee.

   The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert, except the defense of payment by the Issuer Trust. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders.

   Section 5.2. Waiver of Notice and Demand.

   The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

   Section 5.3.  Obligations Not Affected.

   The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

      (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

      (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures as provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

      (d) the voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

      (e) any invalidity of, or defect or deficiency in, the Capital Securities;

      (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

   Section 5.4. Rights of Holders.

   The Guarantor expressly acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; provided, however, that (subject to Section 3.1) the Guarantee Trustee shall have the right to decline to follow any such direction if the Guarantee Trustee shall determine that the actions so directed would be unjustly prejudicial to the Holders not taking part in such direction or if the Guarantee Trustee being advised by counsel determines that the action or proceeding so directed may not lawfully be taken; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

   Section 5.5. Guarantee of Payment.

   This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Debentures to Holders as provided in the Trust Agreement.

   Section 5.6. Subrogation.

   The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee

Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

   Section 5.7. Independent Obligations.

   The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                  ARTICLE VI

                          Covenants and Subordination

   Section 6.1. Subordination.

   The obligations of the Guarantor under this Guarantee Agreement will constitute unsecured obligations of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Indenture) of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness (as defined in the Indenture) of the Guarantor.

   Section 6.2. Pari Passu Guarantees.

   The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with the obligations of the Guarantor under (i) any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by any Issuer Trust (as defined in the Indenture),
(ii) the Indenture and the Securities (as defined therein) issued thereunder;
(iii) the Expense Agreement (as defined in the Trust Agreement) and any similar expense agreements entered into by the Guarantor in connection with the offering of Capital Securities (as defined in the Indenture) by any Issuer Trust (as defined in the Indenture), and (iv) any other security, guarantee or other agreement or obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement or with any obligation that ranks pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                                  ARTICLE VII

                                  Termination

   Section 7.1. Termination.

   This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price (as defined in the Trust Agreement) of all Capital Securities, (ii) the distribution of Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.


                                 ARTICLE VIII

                                 Miscellaneous

   Section 8.1. Successors and Assigns.

   All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the successor or assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its rights or delegate its obligations hereunder, and any purported assignment or delegation other than in accordance with this provision shall be void.

   Section 8.2. Amendments.

   Except with respect to any changes that do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

   Section 8.3. Notices.

   Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

     (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number as the Guarantor may give notice to the Guarantee Trustee and the Holders:

      Dime Bancorp, Inc.
      589 Fifth Avenue
      New York, New York 10017
      Attention: Secretary
      Telecopy No.: (212) 326-6110

      (b) if given to the Guarantee Trustee, at the address or telecopy number set forth below or such other address or telecopy number as the Guarantee Trustee may give notice to the Guarantor and the Holders:

      The Chase Manhattan Bank
      450 West 33rd Street, 15th Floor
      New York, New York 10001
      Attention:  Corporate Trust Administration
      Telecopy No.: (212) 946-8161

with a copy to:

      Dime Capital Trust I
      c/o Dime Bancorp, Inc.
      589 Fifth Avenue
      New York, New York 10017
      Attention: Secretary
      Telecopy No.: (212) 326-6110

      (c) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

   All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

   Section 8.4. Benefit.

   This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

   Section 8.5. Not Responsible for Recitals or Issuance of Guarantee.

   The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement.

   Section 8.6. Governing Law.

   THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

   Section 8.7. Counterparts.

   This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have executed this Guarantee Agreement as of the day and year first above written.


                                    Dime Bancorp, Inc.


                                    By: /s/ D. James Daras
                                       --------------------------------
                                       Name:  D. James Daras
                                       Title: Executive Vice President and
                                              Treasurer


                                    The Chase Manhattan Bank,
                                    as Guarantee Trustee


                                    By: /s/ A.K. Crain
                                       --------------------------------
                                       Name:  Andrea Koster-Crain
                                       Title: Vice President